SUBSIDIARIES OF THE REGISTRANT

   ICN Pharmaceuticals, Inc. is incorporated in the State of Delaware,
and  ICN  Pharmaceuticals,  Inc.  may  be  deemed  a  parent  of   the
Registrant.

    The following table, in which an indentation indicates a parent-subsidiary relationship, shows the Company's significant subsidiaries as of December 31, 1995, the percentage of their voting securities (including directors' qualifying shares) then owned by the Company or the subsidiary's immediate parent, and the jurisdiction under which each subsidiary is incorporated. These subsidiaries are included in the Company's Consolidated Financial Statements.

                                                              Percentage
                                                               of Voting
                                        Jurisdiction    Securities Owned
                                                  of          by Company
                                        Incorporation      or Subsidiary
                                        -------------     --------------

   ICN Canada Holdings, Limited            Canada                    100
   ICN Canada, Limited                     Canada                    100
   Alpha Pharmaceutical, Inc.              Panama                    100
   Laboratorios Panol, S.A.  de C.V.       Mexico                    100
   ICN Farmaceutica, S.A.                  Mexico                    100
   Laboratorios Grossman, S.A.             Mexico                    100
   ICN Pharmaceuticals Holland, B.V.       Netherlands               100
   Iberica, S.A.                           --                          0
   Laboratorios Hubber, S.A.               Spain                     100
   COVOCO Holding, B.V.                    Netherlands               100
   ICN Galenika                            Yugoslavia                 75
   ICN Biomedicals GmbH--Eschwege          Germany                   100
   ICN Biomedicals Canada, Ltd.            Canada                    100
   Flow Laboratories, Inc.                 Maryland, U.S.A.          100
   ICN Biomedicals Australasia Pty Ltd.    Australia                 100
   ICN Biomedicals Japan Co. Ltd.          Japan                     100
   Amstelstad A.G.                         Switzerland               100
   ICN Biomedicals B.V.                    Netherlands               100
   ICN Biomedicals California, Inc.        California, U.S.A.        100
   ICN Biomedicals, S.L.                   Spain                      95
    (Laboratorios Hubber, S.A., owns 5%)
   Labsystems Benelux B.V.                 Netherlands               100
   Labsystems Benelux N.V.                 Belgium                   100
   ICN Biomedicals, Ltd.                   Scotland                  100
   ICN Biomedicals, GmbH                   Germany                   100
   Labsystems GmbH                         Germany                   100
   ICN France SARL                         France                    100
   Flow Laboratories B.V.                  Netherlands               100
   Flow Laboratories (International) S.A.  Switzerland               100
   Flow Trading A.G.                       Switzerland               100
   ICN Biomedicals S.R.L.                  Italy                      95
   (Flow Laboratories, B.V. owns 5%)
   ICN Biomedicals N.V./S.A.               Belgium                   100
   ICN Oktyabr                             Russia                     75
   SeaLite Sciences                        Georgia, U.S.A.            40

   In accordance with the instructions of Item 601 of Regulation S-K, certain subsidiaries are omitted from the foregoing table.